Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated February 13, 2004, relating to the consolidated financial statements of Scanner Technologies Corporation and subsidiaries, and to the reference to our firm under the caption “Experts” included in the Registration Statement and the related Prospectus.

/s/   Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
September 27, 2004